Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178005) and S-3 (No. 333-190865) of LRR Energy, L.P. of our report dated March 4, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 4, 2015

PricewaterhouseCoopers LLP, 1201 Louisiana, Suite 2900, Houston, Texas 77002-5678

T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us